UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), entered into the Seventh Amendment and Waiver dated as of August 14, 2009 (the “Credit Agreement Amendment”), to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the Company and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

Pursuant to the terms of the Credit Agreement Amendment, the definition of “Maturity Date” was amended in its entirety to mean August 18, 2009; provided that such maturity date shall be extended to August 31, 2009 if on or prior to August 14, 2009 the administrative agent shall have received:

1)     a fully executed copy of a letter regarding the Refinance Transaction (as defined in the Credit Agreement) from the Refinance Party (as defined in the Credit Agreement) to the Company which is in form and substance satisfactory to the administrative agent and the Majority Lenders (as defined in the Credit Agreement) in their sole discretion;

2)     effective amendments to the Exchange Offering Memo and the Lock-Up Agreement (each defined in the Credit Agreement), in each case:

a)     containing terms substantially consistent with the Commercial Term Sheet (as defined in the Credit Agreement) and other terms agreed to (pursuant to evidence reasonably satisfactory to the administrative agent and the Majority Lenders) by the Company, the Refinance Party and the holders of the Senior Notes (as defined in the Credit Agreement);

b)    extending the expiration date of the Senior Notes Exchange Offer (as defined in the Credit Agreement) to a date no later than August 29, 2009;

c)     identifying the Refinance Party by name; and

d)    in form and substance reasonably satisfactory to the administrative agent and the Majority Lenders; and

3)     evidence satisfactory to the administrative agent and the Majority Lenders in their sole discretion that all consents, approvals and notices set forth on Part A of Schedule I to the Sixth Amendment to the Third Amended and Restated  Credit Agreement have been obtained or made on or prior to August 18, 2009.

MXenergy also entered into the Fourteenth Amendment to Master Transaction Agreement dated as of August 14, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  The provisions of the Hedge Agreement Amendment amended the Hedge Agreement to conform to the provisions of the Credit Agreement Amendment.

These descriptions of the Credit Agreement Amendment and the Hedge Agreement Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Seventh Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of August 14, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Fourteenth Amendment to the Master Transaction Agreement, dated as of August 14, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: August 18, 2009	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary